UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 18, 2026

POWERDYNE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53259	20-5572576
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

45 Main Street

North Reading, MA 01864

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(401) 739-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of Powerdyne International, Inc. (herein referred to as the “Company” or “Registrant”) to be materially different from future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies, and expectations, are generally identifiable using the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements due to various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We are sorry to inform our shareholders and the public in general of the passing of Mr. James F. O’Rourke, our beloved President and Director of Powerdyne International Inc. and its two wholly owned subsidiaries CM Technology LLC and Frame One LLC for the past ten years. Our hearts and prayers go out to his family. He will be greatly missed.

On May 12, the past members of the Board of Directors of Powerdyne International, Inc. (the “Company”) appointed (i) Anthony Carchide as President and Chief Financial Officer and elected him to serve as a director of the Company until the next annual meeting of the shareholders and (ii) Maryellen Emerson as Vice-President and Secretary and elected her to serve as a director of the Company until the next annual meeting of the shareholders.

Mr. Carchide, (50)

Tony has more than 20 years of outside sales experience, beginning in the sports memorabilia industry where he worked with athletes and managers to coordinate signings and procure memorabilia pieces.

Most of his career has been spent in the telecommunications industry, working with companies such as AT&T, Lumen Technologies, and China Telecom Americas.

Tony, a close relative of James O’Rourke, had been preparing to assume leadership of Powerdyne International Inc. In March 2025, he transitioned to CM Technology LLC. and the motor industry, where he focused on developing new business opportunities, expanding the customer base, and modernizing the company’s sales and marketing efforts. Since joining CM Technology, he has worked to streamline internal processes and improve overall efficiency, and he plans to continue pursuing new business and other opportunities to support the company’s growth.

Ms. Emerson (64)

Mary, the sister of James O’Rourke, has managed the operations of both Frame One LLC and CM Technology LLC for more than 20 years, shipping CM’s first motors from her kitchen counter. Working closely together, Mary and Jim built the company from the ground up and helped grow it into the successful business it is today.

In addition to her work with CM Technology, Mary also managed Frame One, where she combined her passion for picture framing with more than 30 years of industry experience. Together, Mary and Jim built Frame One into the thriving business it is today, with a strong presence in the local community. Mary also expanded the company’s framing services into the corporate sector by developing relationships with businesses and schools.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC

Date: May 18, 2026	By:	/s/ Anthony Carchide
Anthony Carchide
President